Exhibit 99.1

Air Lease Corporation Announces Second Quarter 2012 Results

Los Angeles, California, August 9, 2012 — Air Lease Corporation (ALC) (NYSE: AL) announced today the results of its operations for the three and six months ended June 30, 2012.

Q2 Highlights

Air Lease Corporation reports another quarter of consecutive fleet, profitability and financing growth:

•                  Diluted EPS increased 250% to $0.28 per share in the second quarter of 2012 compared to $0.08 in the second quarter of 2011. Diluted EPS increased 315% to $0.54 per share for the six months ended June 30, 2012 compared to $0.13 per share for the six months ended June 30, 2011.

•                  Increased our pipeline of the most fuel-efficient, in demand, profitable aircraft with an order of 100 737-8/9 MAX aircraft, 25 of which are subject to reconfirmation.

•                  Announced two of our largest narrowbody lease placements to date with premier carriers, including 18 new aircraft with China Southern, which is our single largest lease transaction, and the placement of 13 new aircraft with Air China.

•                  Lowered our composite cost of funds to 3.84% as of June 30, 2012 compared to 4.05% as of March 31, 2012.

•                  Deployed more than $950 million in capital further growing our fleet to 137 aircraft spread across a diverse and balanced customer base of 65 airlines and 37 countries.

The following table summarizes the results for the three and six months ended June 30, 2012 and 2011 (in thousands, except share amounts):

	Three Months Ended			Six Months Ended
	June 30, 2012	June 30, 2011	% change	June 30, 2012	June 30, 2011	% change
Revenues	$158,173	$74,344	113%	$290,726	$129,559	124%
Pretax income	$ 43,884	$10,888	303%	$ 85,494	$ 15,813	441%
Net income	$ 28,172	$7,023	301%	$ 55,099	$ 10,199	440%
Cash provided by operating activities	$138,698	$48,300	187%	$240,220	$ 87,032	176%
Diluted EPS	$ 0.28	$ 0.08	250%	$ 0.54	$ 0.13	315%
Adjusted net income(1)	$ 36,713	$19,459	89%	$ 70,813	$ 31,172	127%
Adjusted EBITDA(1)	$142,899	$62,780	128%	$261,216	$108,029	142%

(1)   See notes 1 and 2 to the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted EBITDA.

“For our second quarter 2012 and year-to-date results, I’m pleased to announce continuing successive record results in the execution of our growth plan. During the second quarter ALC saw stable lease demand for our new aircraft positions despite financial headlines regarding Europe and potential slowing in China.  With our recent launch order for the Boeing 737 MAX and the favorable economics associated with being a launch customer we have secured ALC’s core business through 2022 with a product that has strong market demand. Our lease placements continue to be in line with our expectations and we are nearing full placement of our new aircraft deliveries through 2015,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“We announced major aircraft lease placements with Air China and China Southern, demonstrating the shift in our fleet distribution towards Asia over the next several years.  Our lease terms have been trending longer, up to 12 years on both wide-body and single aisle aircraft, which locks in strong future rental revenue.  Longer leases provide greater earnings visibility and less risk, with a slight tradeoff in future recognition of overhaul revenue for accounting purposes due to a higher number of reimbursable maintenance events that occur during the lease term.  All of our leases are performing well. We successfully removed our single A320 from Kingfisher without incurring a credit loss and that aircraft has been re-leased,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

“We continued our planned and predictable growth that has translated into increased fleet size, new customers, and rising profits.   As each quarter passes, ALC is staying ahead of the financial goals laid out during our IPO.  We continue to fund the company on an unsecured basis, highlighted by having successfully closed an unsecured $853 million syndicated bank facility during the quarter.  Subsequently, we have grown our aggregate unsecured revolving bank facilities to $1 billion,” said Gregory B. Willis, Senior Vice President and Chief Financial Officer of Air Lease Corporation.

Fleet Growth

Building on our base of 114 aircraft at March 31, 2012, we added 23 aircraft during the second quarter of 2012 and ended the quarter with 137 aircraft spread across a diverse and balanced customer base of 65 airlines based in 37 countries.

Below are portfolio metrics of our fleet as of June 30, 2012 and December 31, 2011 (dollars in thousands):

	June 30, 2012	December 31, 2011
Fleet size	137	102
Weighted-average fleet age(1)	3.3 years	3.6 years
Weighted-average remaining lease term(1)	7.0 years	6.6 years
Aggregate fleet cost	$5,881,694	$4,368,985

(1)            Weighted-average fleet age and remaining lease term calculated based on net book value.

Over 90% of our aircraft are operated internationally based on net book value. The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011
Region	% of net book value	% of net book value
Europe	40.0%	40.6%
Asia/Pacific	33.8	33.5
Central America, South America and Mexico	12.0	12.2
U.S. and Canada	8.3	9.1
The Middle East and Africa	5.9	4.6
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of June 30, 2012 and December 31, 2011:

	June 30, 2012		December 31, 2011
Aircraft type	Number of aircraft	% of total	Number of aircraft	% of total
Airbus A319/320/321	39	28.5%	31	30.4%
Airbus A330-200/300	15	10.9	11	10.8
Boeing 737-700/800	40	29.2	38	37.2
Boeing 767-300ER	3	2.2	3	2.9
Boeing 777-200/300ER	7	5.1	5	4.9
Embraer E175/190	26	19.0	12	11.8
ATR 72-600	7	5.1	2	2.0
Total	137	100.0%	102	100.0%

We have made further progress in placing our aircraft. As of June 30, 2012, we have entered into contracts for the lease of all 15 aircraft delivering in 2012, for 28 out of 30 new aircraft delivering in 2013, for 26 out of 27 new aircraft delivering in 2014, for eight out of 26 new aircraft delivering in 2015, for one of 24 new aircraft delivering in 2017, and for seven out of 31 new aircraft delivering in 2018.

Debt Financing Activities

During the second quarter of 2012, the Company entered into additional debt facilities aggregating $885.6 million, which included our $853.0 million Syndicated Unsecured Revolving Credit Facility and additional unsecured term facilities aggregating $32.6 million. We ended the quarter with total unsecured debt outstanding of $2.2 billion. The Company’s unsecured debt as a percentage of total debt increased to 55.1% as of June 30, 2012 from 31.7% as of December 31, 2011. We ended the second quarter of 2012 with a conservative balance sheet with low leverage and ample available liquidity of $1.2 billion. As part of our 2012 financing strategy we will continue to focus on financing the Company on an unsecured basis.

We will continue to focus our financing efforts throughout 2012 on raising unsecured debt through the international and domestic capital markets, the global bank market, reinvesting cash flow from operations and, to a limited extent, through secured financings including government guaranteed loan programs from the European Export Credit Agencies in support of our new Airbus aircraft deliveries, from Ex-Im Bank in support of our new Boeing aircraft deliveries and direct financing from BNDES/SBCE in support of our new Embraer deliveries.

As of June 30, 2012, we had established a diverse lending group consisting of 30 banks across six general types of lending facilities. The Company’s debt financing was comprised of the following at June 30, 2012 and December 31, 2011 (dollars in thousands):

	June 30, 2012	December 31, 2011
Secured
Term financings	$695,023	$735,285
Warehouse facilities	1,125,448	1,048,222
Total secured debt financing	1,820,471	1,783,507
Unsecured
Term financings	281,725	148,209
Convertible senior notes	200,000	200,000
Senior notes	1,275,000	120,000
Revolving credit facilities	480,000	358,000
Total unsecured debt financing	2,236,725	826,209

Total secured and unsecured debt financing	4,057,196	2,609,716
Less: Debt discount	(10,410)	(6,917)
Total debt	4,046,786	$2,602,799

Selected interest rates and ratios:
Composite interest rate(1)	3.84%	3.14%
Composite interest rate on fixed rate debt(1)	5.19%	4.28%
Percentage of total debt at fixed rate	46.90%	24.26%

(1) This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on August 9, 2012 at 4:30 PM Eastern Time to discuss the Company’s second quarter financial results for 2012.

Investors can participate in the conference call by dialing (800) 561-2813 domestic or (617) 614-3529 international. The passcode for the call is 19299077.

For your convenience, the conference call can be replayed in its entirety beginning at 6:30 PM ET on August 9, 2012 until 11:59 PM ET on August 16, 2012. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 99860547.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

About Air Lease Corporation

Air Lease Corporation is an aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline partners worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna
Assistant Vice President, Strategic Planning & Investor Relations
Email: rmckenna@airleasecorp.com

Media:

Laura St. John
Media and Investor Relations Coordinator
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance that are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our status as a recently organized corporation with a limited operating history;

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  our inability to effectively deploy the net proceeds from our capital raising activities; and

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets
Cash and cash equivalents	$388,587	$281,805
Restricted cash	113,009	96,157
Flight equipment subject to operating leases	5,881,694	4,368,985
Less accumulated depreciation	(228,442)	(131,569)
	5,653,252	4,237,416
Deposits on flight equipment purchases	469,874	405,549
Deferred debt issue costs—less accumulated amortization of $23,389 and $17,500 as of June 30, 2012 and December 31, 2011, respectively	73,980	47,609
Other assets	109,635	96,057
Total assets	$6,808,337	$5,164,593
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$81,994	$54,648
Debt financing	4,046,786	2,602,799
Security deposits and maintenance reserves on flight equipment leases	350,906	284,154
Rentals received in advance	36,718	26,017
Deferred tax liability	51,083	20,692
Total liabilities	$4,567,487	$2,988,310
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 99,417,998 and 98,885,131 shares at June 30, 2012 and December 31, 2011, respectively	991	984
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding 1,829,339 shares	18	18
Paid-in capital	2,183,550	2,174,089
Retained earnings	56,291	1,192
Total shareholders’ equity	2,240,850	2,176,283
Total liabilities and shareholders’ equity	$6,808,337	$5,164,593

Air Lease Corporation and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(In thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June, 30
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenues
Rental of flight equipment	$155,050	$74,004	$286,787	$128,616
Interest and other	3,123	340	3,939	943
Total revenues	158,173	74,344	290,726	129,559
Expenses
Interest	34,146	10,090	56,060	19,150
Amortization of discounts and deferred debt issue costs	4,091	2,336	6,958	4,664
Extinguishment of debt	-	3,349	-	3,349
Interest expense	38,237	15,775	63,018	27,163
Depreciation of flight equipment	52,537	24,644	96,873	42,774
Selling, general and administrative	14,308	11,284	27,917	21,149
Stock-based compensation	9,207	11,753	17,424	22,660
Total expenses	114,289	63,456	205,232	113,746
Income before taxes	43,884	10,888	85,494	15,813
Income tax expense	(15,712)	(3,865)	(30,395)	(5,614)
Net income	$28,172	$7,023	$55,099	$10,199

Net income per share of Class A and Class B Common Stock:
Basic	$0.28	$0.08	$0.55	$0.13
Diluted	$0.28	$0.08	$0.54	$0.13
Weighted-average shares outstanding:
Basic	100,749,892	91,039,329	100,733,597	78,287,085
Diluted	107,410,967	91,163,657	107,420,100	78,408,463

Other financial data:
Adjusted net income(1)	$36,713	$19,459	$70,813	$31,172
Adjusted EBITDA(2)	$142,899	$62,780	$261,216	$108,029

(1)                 Adjusted net income (defined as net income before stock-based compensation expense and non-cash interest expense, which includes the amortization of debt issuance costs, extinguishment of debt and convertible debt discounts) is a measure of both operating performance and liquidity that is not defined by United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted net income is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted net income provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted net income as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted net income as an analytical tool and a reconciliation of adjusted net income to our GAAP net loss and cash flow from operating activities.

Operating Performance:    Management and our board of directors use adjusted net income in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted net income as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted net income assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted net income helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity:    In addition to the uses described above, management and our board of directors use adjusted net income as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted net income has limitations as an analytical tool, and you should not considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•   adjusted net income does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments, or (ii) changes in or cash requirements for our working capital needs; and

•   our calculation of adjusted net income may differ from the adjusted net income or analogous calculations of other companies in our industry, limiting its usefulness as a comparative measure.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted net income (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted net income:
Net cash provided by operating activities	$138,698	$48,483	$240,220	$87,032
Depreciation of flight equipment	(52,537)	(24,644)	(96,873)	(42,774)
Stock-based compensation	(9,207)	(11,753)	(17,424)	(22,660)
Deferred taxes	(15,712)	(3,866)	(30,391)	(5,614)
Amortization of discounts and deferred debt issue costs	(4,091)	(2,336)	(6,958)	(4,664)
Extinguishment of debt	-	(3,349)	-	(3,349)
Changes in operating assets and liabilities:
Other assets	729	14,042	8,387	16,327
Accrued interest and other payables	(23,632)	(5,904)	(31,161)	(6,932)
Rentals received in advance	(6,076)	(3,650)	(10,701)	(7,167)
Net income	28,172	7,023	55,099	10,199
Amortization of discounts and deferred debt issue costs	4,091	2,336	6,958	4,664
Extinguishment of debt	-	3,349	-	3,349
Stock-based compensation	9,207	11,753	17,424	22,660
Tax effect	(4,757)	(5,002)	(8,668)	(9,700)
Adjusted net income	$36,713	$19,459	$70,813	$31,172

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted net income:
Net income	$28,172	$7,023	$55,099	$10,199
Amortization of discounts and deferred debt issue costs	4,091	2,336	6,958	4,664
Extinguishment of debt	-	3,349	-	3,349
Stock-based compensation	9,207	11,753	17,424	22,660
Tax effect	(4,757)	(5,002)	(8,668)	(9,700)
Adjusted net income	$36,713	$19,459	$70,813	$31,172

(2)                 Adjusted EBITDA (defined as net income before net interest expense, stock-based compensation expense, income tax expense, and depreciation and amortization expense) is a measure of both operating performance and liquidity that is not defined by GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted EBITDA provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted EBITDA as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted EBITDA as an analytical tool and a reconciliation of adjusted EBITDA to our GAAP net loss and cash flow from operating activities.

Operating Performance:    Management and our board of directors use adjusted EBITDA in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted EBITDA as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted EBITDA assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted EBITDA helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

 Liquidity: In addition to the uses described above, management and our board of directors use adjusted EBITDA as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•   adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•   adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs;

•   adjusted EBITDA does not reflect interest expense or cash requirements necessary to service interest or principal payments on our debt; and

•   other companies in our industry may calculate these measures differently from how we calculate these measures, limiting their usefulness as comparative measures.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted EBITDA:
Net cash provided by operating activities	$138,698	$48,483	$240,220	$87,032
Depreciation of flight equipment	(52,537)	(24,644)	(96,873)	(42,774)
Stock-based compensation	(9,207)	(11,753)	(17,424)	(22,660)
Deferred taxes	(15,712)	(3,866)	(30,391)	(5,614)
Amortization of discounts and deferred debt issue costs	(4,091)	(2,336)	(6,958)	(4,664)
Extinguishment of debt	-	(3,349)	-	(3,349)
Changes in operating assets and liabilities:
Other assets	729	14,042	8,387	16,327
Accrued interest and other payables	(23,632)	(5,904)	(31,161)	(6,932)
Rentals received in advance	(6,076)	(3,650)	(10,701)	(7,167)
Net income	28,172	7,023	55,099	10,199
Net interest expense	37,271	15,495	61,425	26,782
Income taxes	15,712	3,865	30,395	5,614
Depreciation	52,537	24,644	96,873	42,774
Stock-based compensation	9,207	11,753	17,424	22,660
Adjusted EBITDA	$142,899	$62,780	$261,216	$108,029

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted EBITDA:
Net income	$28,172	$7,023	$55,099	$10,199
Net interest expense	37,271	15,495	61,425	26,782
Income taxes	15,712	3,865	30,395	5,614
Depreciation	52,537	24,644	96,873	42,774
Stock-based compensation	9,207	11,753	17,424	22,660
Adjusted EBITDA	$142,899	$62,780	$261,216	$108,029

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2012	2011
	(unaudited)
Operating Activities
Net income	$55,099	$10,199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	96,873	42,774
Stock-based compensation	17,424	22,660
Deferred taxes	30,391	5,614
Amortization of deferred debt issue costs	6,958	4,664
Extinguishment of debt	—	3,349
Changes in operating assets and liabilities:
Other assets	(8,387)	(16,327)
Accrued interest and other payables	31,161	6,932
Rentals received in advance	10,701	7,167
Net cash provided by operating activities	240,220	87,032
Investing Activities
Acquisition of flight equipment under operating lease	(1,256,809)	(1,177,551)
Payments for deposits on flight equipment purchases	(250,836)	(169,143)
Acquisition of furnishings, equipment and other assets	(55,243)	(24,629)
Net cash used in investing activities	(1,562,888)	(1,371,323)
Financing Activities
Issuance of common stock	70	868,554
Net change in unsecured revolving facilities	122,000	(120,000)
Proceeds from debt financings	1,586,188	635,000
Payments in reduction of debt financings	(287,369)	(43,411)
Restricted cash	(16,852)	(20,186)
Debt issue costs	(32,661)	(9,565)
Security deposits and maintenance reserve receipts	78,247	91,992
Security deposits and maintenance reserve disbursements	(20,173)	(1,876)
Net cash provided by financing activities	1,429,450	1,400,508
Net increase in cash	106,782	116,217
Cash and cash equivalents at beginning of period	281,805	328,821
Cash and cash equivalents at end of period	$388,587	$445,038
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $8,631 at June 30, 2012 and capitalized interest of $4,214 at June 30, 2011	$43,010	$22,801
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment under operating leases	$255,900	$33,408